L:\TRPPROD\EDG\AGREEM~1\12B-1&~1\BCPII18F3.doc
            T. ROWE PRICE BLUE CHIP GROWTH PORTFOLIO
                           (the Fund)

                   PLAN PURSUANT TO RULE 18f-3

     The Fund hereby adopts this plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the 1940 Act), setting forth the separate arrangement and allocation of income, realized gains and losses, unrealized appreciation and depreciation, and expenses of each class of shares. Any material amendment to this plan is subject to prior approval of the Board of Directors, including a majority of the independent Directors.

                            EXPENSES

BLUE CHIP GROWTH PORTFOLIO SHARES       Blue Chip Growth Portfolio
                                     shares   shall   bear    all
                                     expenses  incurred  directly
                                     on  behalf of the Blue  Chip
                                     Growth    Portfolio   shares
                                     ("Class   Level  Expenses").
                                     Blue  Chip  Growth Portfolio
                                     shares shall also bear  that
                                     portion   of   the    Fund's
                                     expenses     not    incurred
                                     directly   by  a  particular
                                     class  ("Fundwide Expenses")
                                     as  the  net assets  of  the
                                     Blue  Chip  Growth Portfolio
                                     shares   bear  to  the   net
                                     assets of the Fund.

BLUE CHIP GROWTH PORTFOLIO - II SHARES          Blue  Chip Growth
                                     Portfolio - II shares  shall
                                     bear  all  expenses incurred
                                     directly  on behalf  of  the
                                     Blue  Chip  Growth Portfolio
                                     -  II shares, including 12b-
                                     1    fees   ("Class    Level
                                     Expenses").     Blue    Chip
                                     Growth   Portfolio   -    II
                                     shares   also   bear    that
                                     portion      of     Fundwide
                                     Expenses  as the net  assets
                                     of   the  Blue  Chip  Growth
                                     Portfolio  - II shares  bear
                                     to  the  net assets  of  the
                                     Fund.

                INCOME AND GAIN/LOSS ALLOCATIONS

Income, realized gains and losses and unrealized appreciation and depreciation will be allocated to each class on the basis of the net assets of that class in relation to the net assets of the Fund.



                   DIVIDENDS AND DISTRIBUTIONS

Dividends and other distributions paid by the Fund to each class of shares will be paid on the same day and at the same time, and will be determined in the same manner and will be in the same amount, except that the amount of the dividends and other distributions declared and paid by a particular class may be different from that paid by another class generally only because of differing Class Level Expenses borne by each class.


                       EXCHANGE PRIVILEGE

 Each class of shares is exchangeable for the other class of shares or for the same or other classes of shares of any T.
 Rowe Price mutual fund subject to the conditions of any such fund's then-current prospectus.

                             GENERAL

Each class of shares shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements and shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class.

     On an ongoing basis, the Directors, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Fund for the existence of any material conflicts among the interests of its several classes. The Directors, including a majority of the independent Directors, shall take such action as is reasonably necessary to eliminate any such conflicts that may develop. T. Rowe Price Associates will be responsible for reporting any potential or existing conflicts to the Directors.